Exhibit 99.3

CAPSTONE HOLDING CORP.
Unaudited Pro Forma Combined Financial Information

On August 22, 2025, Capstone Holding Corp. (the “Company”) completed its previously announced membership interest purchase agreement (the “Purchase Agreement”) with D22L, Inc., a North Carolina corporation (the “Seller Entity”), David Clary, and Stuart Powell (together with David Clary and the Seller Entity, the “Seller”), to purchase from the Seller Entity all of the issued and outstanding membership interests (the “Holdings Membership Interests”) in Carolina Stone Holdings, LLC, a Delaware limited liability company (“Carolina Stone Holdings”), which owns all of the issued and outstanding membership interests of Carolina Stone Distributors, LLC, a Delaware limited liability company (together with the Carolina Stone Holdings, the “Carolina Stone Companies,” and the transaction, the “Acquisition”). The Acquisition was completed pursuant to the terms and conditions of the Purchase Agreement previously filed in the current report on Form 8-K dated August 18, 2025. The aggregate purchase price of the Holdings Membership Interests is (i) $2,625,000 in cash, subject to adjustment set forth in Section 2.6 of the Purchase Agreement, plus (ii) a seller note in the original principal amount of $1,250,000, plus (iii) the amount payable pursuant to the terms of the earn-out agreement. The Company transferred $2,501,500 in cash to the Seller, representing the aggregate purchase price of $2,625,000 less $123,500 for the preliminary working capital adjustment as set forth in Section 2.6 of the Purchase Agreement. In accordance with Section 2.6, the Company has 120 days from closing to complete the final calculation of the net working capital adjustment, after which any required payment or adjustment will be made pursuant to the terms of the Purchase Agreement.

To finance the cash purchase price, on July 29, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Buyer”), pursuant to which the Company authorized the issuance of senior secured convertible notes to the Buyer, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”). The first Convertible Note was issued in the original principal amount of approximately $3,272,966 (the “Note). The Convertible Notes are convertible into shares of common stock, $0.0005 par value per share (the “Common Stock”), in certain circumstances in accordance with the terms of the Convertible Notes at an initial conversion price per share of $1.72 per share. Subsequent to the issuance date, the conversion price of the Note was amended to $1.00 per share. The Company received gross proceeds of $3,000,000 or $2,680,000 of net proceeds after the deduction of transaction related expenses, from the initial closing of the Convertible Note Financing. The pro forma adjustments related to this arrangement are shown in a separate column as “Other Adjustments”.

The following Unaudited Pro Forma Combined Financial Information has been prepared from the respective historical consolidated financial statements of the Company and the Carolina Stone Companies and has been adjusted to illustrate the estimated effects of the Acquisition, shown as “Acquisition Adjustments”.

The Unaudited Pro Forma Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended. The Unaudited Pro Forma Combined Financial Information is derived from and should be read in conjunction with:

●	the accompanying notes to the Unaudited Pro Forma Combined Financial Information contained herein;

●	the historical audited consolidated financial statements of the Company, as of and for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025;

●	the historical unaudited consolidated financial statements of the Company, as of and for the six months ended June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August15, 2025;

●	the audited consolidated financial statements of the Carolina Stone Companies as of and for the year ended December 31, 2024;

●	the unaudited consolidated financial statements of the Carolina Stone Companies as of and for the six months ended June 30, 2025.

The Unaudited Pro Forma Combined Consolidated Balance Sheet gives effect to the Acquisition as if it had been consummated on June 30, 2025 and includes pro forma adjustments based on the preliminary valuation of certain tangible and identifiable intangible assets acquired and liabilities assumed and consideration transferred. The Unaudited Pro Forma Combined Consolidated Balance Sheet combines the Company’s historical Unaudited Consolidated Balance Sheet as of June 30, 2025 with the Carolina Stone Companies’ historical Unaudited Consolidated Balance Sheet as of June 30, 2025.

The Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2024 gives effect to the Acquisition as if it had been consummated on January 1, 2024, and combines the Company’s historical Audited Consolidated Statement of Operations for the year ended December 31, 2024 with the Carolina Stone Companies’ historical Audited Consolidated Statement of Operations for the year ended December 31, 2024. Similarly, the Unaudited Pro Forma Combined Consolidated Statement of Operations for the six months ended June 30, 2025 gives effect to the Acquisition as if it had been consummated on January 1, 2024 and combines the Company’s historical Unaudited Consolidated Statement of Operations for the six months ended June 30, 2025, with the Carolina Stone Companies’ historical Unaudited Consolidated Statement of Operations for the six months ended June 30, 2025.

The accompany Unaudited Pro Forma Combined Financial Information was derived by making certain Acquisition Adjustments to the historical consolidated financial statements of the Carolina Stone Companies noted above. Such adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Acquisition may differ from the adjustments made to the Unaudited Pro Forma Combined Financial Information. However, management believes that the assumptions provide reasonable basis for presenting the significant effects of the Acquisition as if it had been consummated as of the dates indicated above, and that all adjustments necessary to present fairly the Unaudited Pro Forma Combined Financial Information have been made.

The Unaudited Pro Forma Combined Financial Information is for illustrative purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The Unaudited Pro Forma Combined Financial Information should not be relied upon as an indication of the financial condition or the operating results that the Company would have achieved had the Acquisition occurred on the dates assumed, nor indicative of the financial condition or operating results of the combined company as of or for any future date or period.

As of the date of this Current Report on Form 8-K, the Company has not finalized its determination of the fair value of consideration transferred, the fair value of assets acquired and liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform the Carolina Stone Companies’ accounting policies to the Company’s accounting policies. As additional information becomes available and additional analyses are performed, this may cause the final adjustments to be materially different from the Unaudited Pro Forma Combined Financial Information presented below. The final allocation of the total purchase price will be determined after a final determination of the fair value of the Carolina Stone Companies’ tangible and identifiable intangible assets acquired and liabilities assumed based on the assets and liabilities of the Carolina Stone Companies that existed as of the Closing Date.

CAPSTONE HOLDING CORP.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2025

(in thousands, except share and per share data)

(unaudited)

	Capstone Holding Corp. (Historical)	Carolina Stone Holdings (Historical)	Acquisition Adjustments		Other Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash	$773	$291	$(2,993)	(a)	$2,680	(g)	$751
Accounts receivable, net	5,487	740	—		—		6,227
Inventories	9,590	1,013	—		—		10,603
Prepaid expenses	439	—	—		—		439
Other current assets	242	—	—		—		242
Total current assets	16,531	2,044	(2,993)		2,680		18,262
Long-term Assets:
Property and equipment, net	1,466	480	(180)	(d)	—		1,766
Goodwill	23,286	1,855	1,090	(b)	—		26,231
Other intangible assets	61	—	300	(e)	—		361
Right of use assets	3,185	1,001	—		—		4,186
Deferred tax asset	7,178	—	—		—		7,178
Other long-term assets	178	11	—		—		189
Total long-term assets	35,354	3,347	1,210		—		39,911
Total Assets	$51,885	$5,391	$(1,783)		$2,680		$58,173

LIABILITIES & EQUITY
Current Liabilities:
Accounts payable	$3,599	$384	$310	(f)	$—		$4,293
Accrued expenses	923	37	—		—		960
Line of credit	8,713	—	—		—		8,713
Senior convertible note	—	—	—		2,680	(g)	2,680
Current portion of long-term debt	2,910	18	(18)	(c)	—		2,910
Current portion, lease liability	826	387	—		—		1,213
Total current liabilities	16,971	826	292		2,680		20,769
Long-term liabilities:
Accrued related party management fee	351	—	94	(f)	—		445
Long term debt, net of current portion	5,827	104	1,203	(c)	—		7,134
Lease liability, net of current portion	2,462	668	—		—		3,130
Earn-out payable	—	—	825	(b)	—		825
Total long-term liabilities	8,640	772	2,122		—		11,534
Total Liabilities	25,611	1,598	2,414		2,680		32,303
Equity:
Series B Preferred Stock, no par value; 2,000,000 shares authorized; 985,063 issued as of June 30, 2025.	30	—	—		—		30
Common Stock $0.0005 par value; 50,000; 5,406,305 issued as of June 30, 2025	3	—	—		—		3
Additional paid-in capital	225,476	—	—		—		225,476
Retained Earnings (Accumulated deficit)	(199,235)	3,793	(4,197)		—		(199,639)
Total Equity	26,274	3,793	(4,197)		—		25,870
Total Liabilities, Preferred Units & Equity	$51,885	$5,391	$(1,783)		$2,680		$58,173

CAPSTONE HOLDING CORP.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2025

(in thousands, except share and per share data)

(unaudited)

	Capstone Holding Corp. (Historical)	Carolina Stone Holdings (Historical)	Acquisition Adjustments		Other Adjustments		Pro Forma Combined
Sales	$21,358	$5,150		$—	$—		$26,508
Sales returns and allowances	(607)	—		—	—		(607)
Net sales	20,751	5,150		—	—		25,901
Cost of goods sold	16,296	3,283		—	—		19,579
Gross Profit	4,455	1,867		—	—		6,322
Selling, general and administrative expenses	6,143	1,671		—	—		7,814
Income (loss) from operations	(1,688)	196			—		(1,492)
Interest expense	(740)	(10)		—	(855)	(c),(g)	(1,605)
Net income (loss) before taxes	(2,428)	186			(855)		(3,097)
Income tax expense	—	(20)		—	—		(20)
Net Income (loss)	(2,428)	166			(855)		(3,117)
Less: Net loss attributable to:
Special preferred units	—	—		—	—		—
Class B units preferred return	(705)	—		—	—		(705)
Net loss attributable to Capstone Holding Corp. stockholders	$(3,133)	$166	$		$(855)		$(3,822)

Earnings (loss) per share:
Net loss per share attributable to Capstone Holding Corp. stockholders – basic and diluted	(0.58)						(0.71)

Weighted average number of common shares outstanding – basic and diluted	5,406,305						5,406,305

CAPSTONE HOLDING CORP.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in thousands, except share and per share data)

(unaudited)

	Capstone Holding Corp. (Historical)	Carolina Stone Holdings (Historical)	Acquisition Adjustments		Other Adjustments		Pro Forma Combined
Sales	$45,808	$11,862	$—		$—		$57,670
Sales returns and allowances	(932)	—	—		—		(932)
Net sales	44,876	11,862	—		—		56,738
Cost of goods sold	35,306	7,910	—		—		43,216
Gross Profit	9,570	3,952	—		—		13,522
Selling, general and administrative expenses	10,208	3,451	16	(d),(e)	—		13,675
Transaction Expenses	—	—	404	(f)	—		404
Income (loss) from operations	(638)	501	(420)		—		(557)
Interest expense	(1,483)	(41)	—		(888)	(c),(g)	(2,412)
Net income (loss) before taxes	(2,121)	460	(420)		(888)		(2,969)
Income tax expense	(442)	(25)	—		—		(467)
Net Income (loss)	(2,563)	435	(420)		(888)		(3,436)
Less: Net loss attributable to:
Special preferred units	(328)	—	—		—		(328)
Class B units preferred return	(2,604)	—	—		—		(2,604)
Net loss attributable to Capstone Holding Corp. stockholders	$(5,495)	$435	$(420)		$(888)		$(6,368)

Earnings (loss) per share:
Net loss per share attributable to Capstone Holding Corp. stockholders – basic and diluted	$(34.86)						$(40.40)

Weighted average number of common shares outstanding – basic and diluted	157,610						157,610

CAPSTONE HOLDING CORP.
NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1 Basis of Presentation

The Unaudited Pro Forma Combined Financial Information is prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X.

The historical consolidated financial statements of the Company and Carolina Stone Holding were prepared in accordance with U.S. GAAP and presented in millions. The Unaudited Pro Forma Combined Financial Information has been derived from the historical consolidated financial statements of the Company and Carolina Stone Holdings. Certain Carolina Stone Holdings audited and unaudited historical consolidated balances have been reclassified to conform to the Company’s financial statement presentation. The Unaudited Pro Forma Combined Consolidated Balance Sheet as of June 30, 2025, gives effect to the Acquisition as if it had occurred on June 30, 2025. The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024 and for the six months ended June 30, 2025 give effect to the Acquisition as if it had occurred on January 1, 2024.

The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Combined Financial Information to give effect to the pro forma events that are factually supportable, directly attributable to the Acquisition, and expected to have a continuing impact on the combined results following the business combination.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the Unaudited Pro Forma Combined Financial Information and do not reflect possible adjustments related to integration activities that have yet to be determined or transaction or other costs following the Acquisition that are not expected to have a continuing impact. No adjustments have been made to the Unaudited Pro Forma Combined Financial Information to reflect potential synergies or cost savings that may result from the business combination.

The Unaudited Pro Forma Combined Financial Information should be read in conjunction with the historical consolidated financial statements, and related notes thereto, of the Company and Carolina Stone Holdings for the periods presented.

Note 2 Preliminary Purchase Price Allocation

The Acquisition is accounted for using the acquisition method of accounting in accordance with the Accounting Standards Codification Topic 805, “Business Combinations” (“Topic 805”), with Capstone as the accounting acquirer. Topic 805 requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The following table summarizes the preliminary purchase price allocation for the Acquisition as of the August 22, 2025 closing date (in “000’s”):

Amount
Cash purchase price	$2,702
Seller note	1,307
Earn-out agreement	825
Aggregate purchase consideration	4,834
Identifiable assets acquired and liabilities assumed:
Cash	—
Accounts receivable, net	949
Inventories	950
Prepaid expenses	8
Property and equipment, net	300
Other intangible assets	300
Right of use assets	1,001
Accounts payable	(409)
Accrued expenses	(57)
Current portion of long-term debt	—
Current portion, lease liability	(387)
Long term debt, net of current portion	—
Lease liability, net of current portion	(668)
Total identifiable net assets	1,998
Goodwill	$2,836

The purchase price allocation for the Business Combination is preliminary and subject to revision as additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. Management has not completed a full, detailed valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. Management will continue to refine its identification and valuation of assets to be acquired and liabilities to be assumed as further information becomes available.

The final determination of the purchase price allocation will be completed as soon as practicable but not one year beyond the date of the closing date of the Business Combination and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

Note 3 Acquisition Adjustments

(a)	Represents the aggregate cash consideration in connection with the Acquisition in Note 2, Preliminary Purchase Price Allocation, and the cash of the Carolina Stone Companies not acquired in the Acquisition. The cash consideration for the Acquisition includes $2,425.0 thousand paid at closing, $200.0 thousand working capital holdback retained by the Company and payable on December 22, 2025, and $77.0 thousand related to the estimated working capital true-up that was also paid at closing.

(b)	Represents earn-out arrangement issued to D22L, Inc. with a maximum amount of the earn-out payment of $825.0 thousand.

(c)	Represents Seller Note of $1,250.0 thousand issued to D22L, Inc. with a maturity date of February 22, 2028, less debt of the Carolina Stone Companies not assumed in the Acquisition. Interest on the Seller Note accrues at a per annum rate equal to SOFR plus 1.25% (5.25%). The Seller Note principal amount also includes $57.0 thousand for the final working capital true-up subsequent to the closing date that has been added to the Seller Note.

(d)	Represents preliminary purchase accounting adjustment for the estimated fair value of acquired property and equipment.

The following table summarizes the estimated fair values for each asset class and the remaining estimated useful life, where applicable (in “000’s”):

	Fair Value	Remaining Estimated Useful Life (in Years)
Computers & office equipment	$1	3 years
Machinery and equipment	175	7 years
Vehicles	98	5 years
Leasehold Improvements	26	5 – 15 years
Total fair value	$300
Less: Carolina Stone Holdings historical “Property and equipment, net”	480
Pro forma adjustment to “Property and equipment, net”	$(180)

The pro forma impacts on depreciation expense reflected in selling, general and administrative expenses in the Unaudited Pro Forma Combined Consolidated Statements of Operations are a decrease of $35.0 thousand and $52.0 thousand for the six months ended June 30, 2025 and the year ended December 31, 2024, respectively.

(e)	Represents preliminary purchase accounting adjustment for the estimated fair value of acquired intangible assets

The following table summarizes the estimated fair values for each asset class and the remaining estimated useful life, where applicable (in “000’s):

	Fair Value	Remaining Estimated Useful Life (in Years)
Non-compete (non-solicitation)	$150	5 years
Business Customer List	150	3.3 to 5.3 years
Total fair value	$300
Less: Carolina Stone Holdings intangible assets, net of accumulated amortization	—
Pro forma adjustment to Other intangible assets	$300

The pro forma impacts on amortization expense reflected in selling, general and administrative expenses in the Unaudited Pro Forma Combined Consolidated Statements of Operations are increases of $34.0 thousand and $68.0 thousand for the six months ended June 30, 2025 and the year ended December 31, 2024, respectively.

(f)	The Unaudited Pro Forma Combined Consolidated Statements of Operations for the year ended December 31, 2024, includes $404.0 thousand of non-recurring transaction expenses incurred in the Acquisition. The Unaudited Pro Forma Combined Consolidated Balance Sheet as of June 30, 2025 includes $310.0 thousand of Acquisition expenses payable.

Note 4 Other Adjustments

(g)	The Unaudited Pro Forma Combined Consolidated Balance Sheet as of June 30, 2025 includes acquisition financing related to the Note with an original principal amount of $3,273.0 thousand, an original issue discount of $273.0 thousand and capitalized debt issuance costs of $320.0 thousand. The interest rate applicable to the Note is 7.00%.

The following table summarizes interest expense, original issue discount expense and debt issuance costs applicable to the Senior Convertible Note (in “000’s”):

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Senior Convertible Note
Interest expense related to senior convertible note	$—	$229
Amortization of debt issuance costs	—	320
Amortization of original issue discount	—	273
Pro forma adjustment to “Interest expense”	$—	$822